As filed with the Securities and Exchange Commission on June 24, 2002
                                                   Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             -----------------------

                            WHOLE FOODS MARKET, INC.
             (Exact name of registrant as specified in its charter)

             Texas                                               74-1989366
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

      601 N. Lamar Blvd., Suite 300
              Austin, Texas                                         78703
(Address of principal executive offices)                         (Zip Code)
                             -----------------------

                               Whole Foods Market
                             401(k) Retirement Plan
                            (Full title of the plan)
                             -----------------------

              Glenda J. Flanagan                                Copy to:
Vice President and Chief Financial Officer               W. Alan Kailer, Esq.
          Whole Foods Market, Inc.                       Jenkens & Gilchrist,
       601 N. Lamar Blvd., Suite 300                 A Professional Corporation
            Austin, Texas 78703                     1445 Ross Avenue, Suite 3200
              (512) 477-5566                             Dallas, Texas  75202
   (Name, address and telephone number
including area code of agent for service)

---------------------

                                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================

                                                            Proposed                Proposed
         Title of                    Amount                  Maximum                 maximum            Amount of
        Securities                   to be                  Offering                aggregate         Registration
           To be               registered (1) (2)             Price                 offering             Fee (4)
        Registered                                      per share (3)(4)          price (3)(4)
---------------------------------------------------------------------------------------------------------------------
Common Stock (no par value        40,000 Shares                $46.49              $1,859,600            $171.00
per share)
=====================================================================================================================


(1) Consists of shares of common stock of Whole Foods Market, Inc. (the "Company") available for purchase by employees of the Company pursuant to the Whole Foods Market 401(k) Retirement Plan (the "Plan"). In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

(2) Pursuant to Rule 416, this registration statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

(3)  Estimated solely for purpose of calculating the registration fee.

(4) Calculated pursuant to Rule 457(c) and 457(h). Accordingly, the price per share of common stock offered hereunder pursuant to the Plan is calculated to be $46.49, which is the average of the highest and lowest price per share of common stock on the Nasdaq National Market on June 19, 2002.


                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     Information specified in Part I of Form S-8 (Items 1 and 2) will be sent or given to the Plan participant as specified by Rule 428(b)(1) under the Securities Act of 1933.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The registrant (the "Company") and the Whole Foods Market 401(k) Retirement Plan (the "Plan") hereby incorporate by reference in this registration statement the following documents previously filed by the Company with the Securities and Exchange Commission (the "Commission"):

     (1) The Company's Annual Report on Form 10-K filed with the Commission for the fiscal year ended September 30, 2001;

     (2) The Company's Quarterly Report on Form 10-Q for the quarters ended January 20, 2002 and April 14, 2002; and

     (3) The description of the Common Stock of the Company set forth in the registration statement on Form 8-A filed with the Commission on January 14, 1992, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this registration statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold at the time of such amendment.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         None.

Item 6.  Indemnification of Directors and Officers.

     Article 2.02-1 of the Texas Business Corporation Act provides that a Texas corporation may indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and, in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful.

     The Company's Restated Articles of Incorporation provide that no director shall be liable to the Company or its shareholders for monetary damages for breach of fiduciary duty, provided that the liability of a director is not limited for (i) any breach of the director's duty of loyalty to the Company or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) an act related to an unlawful stock repurchase or repayment of a dividend, (iv) any transaction from which such director derived an improper personal benefit or
(v) an act or omission for which the liability of a director is expressly provided by law.

     Article IX of the Company's bylaws provides, in general, that the Company shall indemnify its directors and officers under the circumstances defined under the Texas Business Corporation Act. The Company has obtained an insurance policy insuring the directors and officers of the Company against certain liabilities, if any, that arise in connection with the performance of their duties on behalf of the Company and its subsidiaries.

Item 7.  Exemption from Registration Claimed.

         None.

Item 8.  Exhibits.

         (a)      Exhibits.

                  The following documents are filed as a part of this registration statement.

         Exhibit        Description of Exhibit
         -------        ----------------------

         4.1*              Whole Foods Market 401(k) Retirement Plan.

         4.2*              Amendment No. One to the Whole Foods Market 401(k)
                           Retirement Plan.

         5.1*              Opinion of Jenkens & Gilchrist, a Professional
                           Corporation.

         23.1* Consent of Jenkens & Gilchrist, a Professional Corporation (included in their opinion filed as Exhibit 5.1 hereto).

         23.2*             Consent of KPMG LLP.

         23.3*             Consent of Ernst & Young LLP.

         24* Power of Attorney (included with signature page of this Registration Statement).
---------

         *        Filed herewith.


     The undersigned Company hereby undertakes to submit, or has submitted, the Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.


Item 9.  Undertakings.

         (a)      The Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i)   To include any prospectus  required by section 10(a)
(3) of the Securities Act;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, Texas, on June 20, 2002.

                                                  WHOLE FOODS MARKET, INC.


                                                  By:  /s/ John P. Mackey
                                                       -------------------------
                                                       John P. Mackey
                                                       Chairman of the Board and
                                                       Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints John P. Mackey and Glenda Flanagan, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto each of said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person hereby ratifying and confirming that each of said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates included:




Signature                                            Capacity                               Date
---------                                            --------                               ----
/s/ John P. Mackey                          Chairman of the Board and                   June 20, 2002
--------------------------------            Chief Executive Officer
John P. Mackey                              (Principal Executive Officer)

/s/ Glenda Flanagan                         Chief Financial Officer                     June 20, 2002
-------------------------------             (Principal Financial Officer)
Glenda Flanagan

/s/ David W. Dupree                         Director                                    June 19, 2002
------------------------------
David W. Dupree

/s/ Dr. John B. Elstrott                    Director                                    June 14, 2002
--------------------------------
Dr. John B. Elstrott

________________________                    Director                                    June __, 2002
Avram J. Goldberg

/s/ Dr. Ralph Z. Sorenson                   Director                                    June 20, 2002
--------------------------------
Dr. Ralph Z. Sorenson

/s/ Linda A. Mason                          Director                                    June 17, 2002
-----------------------------------
Linda A. Mason


     The Plan. Pursuant to the requirements of the Securities Act of 1933, the plan administrator has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on June 20, 2002:


                                           WHOLE FOODS MARKET
                                           401(K) RETIREMENT PLAN

                                           By:  WHOLE FOODS MARKET, INC.,
                                                Plan Administrator

                                                By: /s/ Glenda Flanagan
                                                   -----------------------------
                                                Name: Glenda Flanagan
                                                Title: Executive Vice President,
                                                       Chief Financial Officer

                                INDEX TO EXHIBITS

         Exhibit           Description of Exhibit
         -------           ----------------------

         4.1*              Whole Foods Market 401(k) Retirement Plan.

         4.2*              Amendment No. One to the Whole Foods Market 401(k)
                           Retirement Plan.

         5.1*              Opinion of Jenkens & Gilchrist, a Professional
                           Corporation.

         23.1* Consent of Jenkens & Gilchrist, a Professional Corporation (included in their opinion filed as Exhibit 5.1 hereto).

         23.2*             Consent of KPMG LLP.

         23.3*             Consent of Ernst & Young LLP.

         24* Power of Attorney (included with signature page of this Registration Statement).

-------------------

         *        Filed herewith.